SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): April 2, 2012

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-33393	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2012, Northwest Biotherapeutics, Inc. (the “Registrant”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Four M Purchasers, LLC, (“Lender”), for the sale and issuance of secured notes by the Registrant. Pursuant to the terms of the Loan Agreement, Lender agreed to loan up to $500,000 plus 200% of the proceeds of any unsecured loans received by the Registrant from other investors during the period from the date of the Loan Agreement through 90 days after the date thereof, but in no event not to exceed $2,500,000 (the “Loan”). Interest on the Loan accrues at the rate of 8% per annum. The Loan Agreement provides for the issuance of a five year warrant to purchase shares of common stock representing 100% of each advance under the loan agreement at an exercise price of $.40 per share. The Registrant granted the Lender a security interest in the Registrant's intellectual property.

The Loan Agreement also provides for the extension of the maturity date of the Note issued pursuant to that certain Secured Loan Agreement and Promissory Note between Lender and the Registrant dated as of November 10, 2011.

At the Closing, the Registrant received $1.7 million, consisting of the first $500,000 from the Lender under the Loan Agreement, $400,000 in unsecured notes issued to other investors, and $800,000 from the Lender based on the 200% match (2 X $400,000) under the Loan Agreement. As additional matching notes are funded, the maximum funding from this transaction could total $3.5 million ($2.5 million from Lender and $1 million in matching funds).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the investor had access to information concerning the Registrant’s operations and financial condition, the investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investor was sophisticated within the meaning of Section 4(2) of the Securities Act and was an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision. At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect. The securities may not be resold or offered in the United States without registration or an exemption from registration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: April 6, 2012	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer and Chairman

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